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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF THE REGISTRANT

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
             SUBSIDIARY NAME                                               JURISDICTION OF FORMATION
----------------------------------------------                    -----------------------------------------
Grant Prideco, L.P.                                               Delaware
GP Expatriate Services, Inc.                                      Delaware
GP USA Holding, LLC                                               Delaware
GPEX, L.P.                                                        Delaware
Grant Prideco European Holding, LLC                               Delaware
Grant Prideco Finance, LLC                                        Delaware
Grant Prideco Holding, LLC                                        Delaware
Grant Prideco Marine Products and                                 Delaware
Services International, Inc.
Grant Prideco PC Composites Holdings, LLC                         Delaware
Grant Prideco USA, LLC                                            Delaware
Intellipipe, Inc.                                                 Delaware
Intelliserv, Inc.                                                 Delaware
Plexus Deepwater Technologies, Ltd.                               Texas
ReedHycalog Azerbaijan, LLC                                       Delaware
ReedHycalog Argentina, LLC                                        Delaware
ReedHycalog Colombia, LLC                                         Delaware
ReedHycalog International Holding, LLC                            Delaware
ReedHycalog, LLC                                                  Delaware
ReedHycalog Kazakhstan, LLC                                       Delaware
ReedHycalog Norway, LLC                                           Delaware
ReedHycalog, L.P.                                                 Delaware
ReedHycalog CIS, LLC                                              Delaware
ReedHycalog Thailand, LLC                                         Delaware
TA Industries, Inc.                                               Delaware
Texas Arai, Inc.                                                  Delaware
Tube-Alloy Capital Corporation                                    Texas
Tube-Alloy Corporation                                            Louisiana
XL Systems International, Inc.                                    Delaware
XL Systems, L.P.                                                  Texas
Voest Alpine Tubular Corporation                                  Delaware

C.M.A. Canavera S.R.L.                                            Italy
ReedHycalog Italia S.R.L.                                         Italy
ReedHycalog del Ecuador S.A.                                      Ecuador
ReedHycalog UK Ltd.                                               UK
Reed-Hycalog International Limited                                UK
ReedHycalog Eurasia Ltd.                                          England and Wales
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
Reed-Hycalog  UK Holdings, LLP                                    England and Wales
ReedHycalog Pty Ltd                                               Australia
Grant Prideco Canada Ltd.                                         Canada
Grant Prideco (Singapore) Ptd. Ltd.                               Singapore
Grant Prideco Asia (Singapore) Pte Ltd                            Singapore
Reed-Hycalog Investment Pte. Ltd.                                 Singapore
Reed-Hycalog Singapore Partnership                                Singapore
Grant Prideco Equipamentos para Petroleo Ltda.                    Brazil
Grant Prideco de Venezuela, S.A.                                  Venezuela
Grant Prideco Jersey Limited                                      Jersey Islands
Grant Prideco Limited                                             Scotland
Grant Prideco Mauritius Limited                                   Mauritius
Grant Prideco Services, Ltd.                                      Cayman
XL Systems Antilles, N.V.                                         Netherlands Antilles
XL Systems Europe B.V.                                            The Netherlands
ReedHycalog Europe B.V.                                           The Netherlands
Enerpro de Mexico, S.A. de C.V.                                   Mexico
Grant Prideco, S.A. de C.V.                                       Mexico
Pridecomex Holding, S.A. de C.V.                                  Mexico
Inmobiliaria Industrial de Veracruz, S.A. de C.V.                 Mexico
Reed-Hycalog de Mexico, S. de R.L. de C.V.                        Mexico
Reed-Hycalog Services, S. de R.L. de C. V.                        Mexico
Jiangsu Shuguang Grant Prideco Tubular Ltd.                       China
PT H-Tech Oilfield Equipment                                      Indonesia
Tianjin Grant TPCO Drilling Tools Co.                             China

Voest Alpine Tubulars GMbH & Co. KG                               Austria